Exhibit 99.1

Letter from Husker Ag, LLC to its members

[Husker Ag Letterhead]

March 30, 2007

Dear Member:

We are pleased to announce that the Board of Directors has approved a cash distribution in the amount of $70.00 per membership unit to members of record on April 1, 2007. We intend to mail the distribution on or before April 6, 2007.

If you have questions, you may call us at 402-582-4446.

Kind regards,

/s/ Mike Kinney

Mike Kinney

Chairman of the Board

Statements made in this letter about Husker Ag, LLC, other than statements of historical fact, are forward-looking statements, and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made.